                                                                   EXHIBIT 99(b)

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                                             Anson Bancorp, Inc.
                                               Stock Order Form
                             --------------------------------------------------
                                       STOCK              EXPIRATION DATE
                                     INFORMATION       for Stock Order Forms:
                                       CENTER              June 9, 1998
                                    ANSON SAVINGS           12:00 Noon,
                                      BANK, SSB         North Carolina Time
                                211 S. GREENE STREET
                                    P.O. BOX 249
                              WADESBORO, NC 28170-2645
                                   (704) 694-6481
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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form will not be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this Form.
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 (1) NUMBER OF SHARES SUBSCRIPTION PRICE             The minimum purchase is 50
 --------------------                                shares (or $500). The
                      X $10.00 =                     maximum purchase per
 --------------------                                eligible depositor in the
                                                     Subscription Offering is
 (2) TOTAL PAYMENT DUE                               10,000 shares. The maximum
 ---------------------                               purchase for individuals
                                                     together with associates
 ---------------------                               is 15,000 shares. The Bank
                                                     may decrease or increase
                                                     the maximum purchase
                                                     limitation without
                                                     notifying you.
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[_] (3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION
    Check here if you are a director, officer or employee of Anson Savings Bank or a member of such person's immediate family.
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[_] (4) METHOD OF PAYMENT/CHECK
                                                             Check Amount
 Enclosed is a check, bank draft or money             ------------------------
 order made payable to Anson Bancorp, Inc. in
 the amount of:                                       ------------------------
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[_] (5) METHOD OF PAYMENT/WITHDRAWAL
    The undersigned authorizes withdrawal from the following account(s) at Anson Savings Bank. There is no penalty for early withdrawal for purposes of this payment.
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          Account Number(s)                     Withdrawal Amount(s)
    --------------------------------------------------------------------------

    --------------------------------------------------------------------------

    --------------------------------------------------------------------------

    --------------------------------------------------------------------------

           Total Withdrawal Amount

                                           -----------------------------------
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(6) PURCHASER INFORMATION

A. [_] Eligible Account Holder -- Check here if you were a depositor of at least $50 at Anson Savings Bank on September 30, 1996. Enter information below for all deposit accounts that you had at Anson Savings Bank on September 30, 1996.
B. [_] Supplemental Eligible Account Holder--Check here if you were a depositor of at least $50 at Anson Savings Bank on March 31, 1998 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Anson Savings Bank on March 31, 1998.
C. [_] Other Member--Check here if you were a depositor or loan customer at
       Anson Savings Bank on April 30, 1998, but you were not an Eligible
       Account Holder or Supplemental Eligible Account Holder. Enter information below for all deposit accounts or loans that you had at Anson Savings
       Bank on April 30, 1998.
D. [_] Check here if you are a permanent resident of Anson County, North
       Carolina.
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           Account Title (Names on Accounts)       Account Number(s)
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PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR
ALL OF YOUR SUBSCRIPTION RIGHTS. IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS STOCK ORDER FORM.
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    (7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP
    [_] Individual   [_] Joint Tenants  [_] Tenants in Common  [_] Other _______
    [_] Fiduciary (Under Agreement Dated _____, 199 )
    [_] Corporation or Partnership  [_] Uniform Transfer to Minors Act

    (8) NAME(S) IN WHICH STOCK IS TO BE
        REGISTERED (PLEASE PRINT CLEARLY)          Social Security # or Tax ID
    -------------------------------------------    -----------------------------

    -------------------------------------------    -----------------------------

    Name(s) continued                              County of Residence
    -------------------------------------------    -----------------------------

    -------------------------------------------    -----------------------------

    Street Address                                 City
    -------------------------------------------    -----------------------------

    -------------------------------------------    -----------------------------

    (9) TELEPHONE INFORMATION
             (Daytime)           (Evening)         State     Zip Code
    --------------------------   --------------    --------- -------------------
      (   )                      (   )
    --------------------------   --------------    -----------------------------

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[_] (10) NASD AFFILIATION
    Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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[_] (11) ASSOCIATE--ACTING IN CONCERT
    Check here, and complete the reverse side of this Form, if you or any associate (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.
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    (12) ACKNOWLEDGMENT
    To be effective, this fully completed Stock Order Form must be actually received by Anson Savings Bank, no later than 12:00 Noon, North Carolina Time, on June 9, 1998, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to Anson Savings Bank or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.

    It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Holding Company Conversion of Anson Savings Bank, SSB from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank described in the accompanying Prospectus. If the Plan is not approved by the depositors of Anson Savings Bank, SSB, at a Special Meeting to be held on June 15, 1998, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.

    The undersigned agrees that after receipt by Anson Savings Bank, this Stock Order Form may not be modified, withdrawn or cancelled (unless the offering is not completed within 45 days after the completion of the Subscription Offering) without Anson Savings Bank's consent, and if authorization to withdraw from deposit accounts at Anson Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

    Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under number 8 of this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding, that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.

    Applicable Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Anson Savings Bank and Anson Bancorp, Inc. may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. I acknowledge that the common stock offered is not a savings or deposit account and is not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency, may lose value and is not guaranteed by Anson Bancorp, Inc., Anson Savings Bank, or any governmental agency.

    A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE FORM OF CERTIFICATION ON THE REVERSE HEREOF.

    SIGNATURE                 DATE     SIGNATURE                  DATE
    ------------------------------     -------------------------------

    ------------------------------     -------------------------------


                                       ---------------------------------------
                                       DATE REC'D ____________________________

                                       BATCH _________ ORDER # __________

                                       CATEGORY ________ DEPOSIT ________

 A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE SIDE)
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

ITEM (6)A, B--(CONTINUED)

--------------------------------------   --------------------------------------
Account Title (Names on    Account       Account Title (Names on     Account
       Accounts)          Number(s)             Accounts)           Number(s)
--------------------------------------   --------------------------------------

--------------------------------------   --------------------------------------

--------------------------------------   --------------------------------------

--------------------------------------   --------------------------------------

ITEM (11)--(CONTINUED)

List below all other orders       "Associate" is defined as: (i) any relative
submitted by you or your          or spouse of such person, or any relative of
Associates (as defined) or by     such spouse, who has the same home as such
persons acting in concert with    person or who is a director or officer of
you.                              Anson Savings Bank, Anson Bancorp, Inc. or
                                  any subsidiaries thereof; (ii) any
--------------------------------  corporation or organization (other than
                     Number of    Anson Savings Bank, Anson Bancorp Inc., or
  Name(s) listed on   Shares      any of their majority-owned subsidiaries) of
  other Stock Order   Ordered     which such person is an officer or partner
        Forms                     or is, directly or indirectly, the
--------------------------------  beneficial owner of 10% or more of any class of equity securities; and (iii) any trust or
--------------------------------  other estate in which such person has a substantial beneficial interest or as to
--------------------------------  which such person serves as a trustee or in a similar fiduciary capacity, except for any
--------------------------------  tax-qualified employee stock benefit plan or any charitable trust which is exempt from
--------------------------------  federal taxation pursuant to Section
                                  501(c)(3) of the Internal Revenue Code of
                                  1986, as amended.

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  A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FRONT OF
                                  THIS FORM.

                             FORM OF CERTIFICATION

 I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE AGENCY OR ANY GOVERNMENTAL AGENCY, MAY LOSE VALUE, AND IS NOT GUARANTEED BY ANSON SAVINGS BANK, ANSON BANCORP, INC. OR BY THE FEDERAL GOVERNMENT.

 I/We further certify that, before purchasing the common stock, no par value per share, of Anson Bancorp, Inc., the proposed holding company for Anson Savings Bank, I/we received a Prospectus dated May , 1998 (the
 "Prospectus").

 The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

   1. Potential Impact of Changes in Interest Rates...................(page 12)
   2. Risk Associated with Nonconforming Loans........................(page 12)
   3. Anticipated Low Return on Equity Following Conversion...........(page 13)
   4. Limited Market for the Common Stock.............................(page 13)
   5. Risks Associated with Anson's Primary Market Area; Limited
      Lending Opportunities; Competition..............................(page 14)
   6. Cost and Possible Dilutive Effect of the MRP and Option Plan....(page 14)
   7. Anti-Takeover Considerations....................................(page 15)
   8. Dependence on Management........................................(page 17)
   9. Financial Institution Regulation and Possible Legislation.......(page 17)
  10. Possible Year 2000 Computer Program Problems; Impact of
      Technological Advances..........................................(page 17)

 Signature                    Date       Signature                    Date
 -------------------------------------   ------------------------------------


 -------------------------------------   ------------------------------------

 Name (Please Print)                     Name (Please Print)

 -------------------------------------   ------------------------------------


 -------------------------------------   ------------------------------------

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

                              ANSON BANCORP, INC.
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             SUBSCRIPTION OFFERING STOCKOWNERSHIP GUIDE AND STOCK
                            ORDER FORM INSTRUCTIONS
-------------------------------------------------------------------------------

---------------------
STOCK OWNERSHIP GUIDE
---------------------

INDIVIDUAL

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

FIDUCIARIES

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

 * The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
   (name). If an individual and a corporation, list the corporation's title before the individual.
 * The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 * A copy and description of the document governing the fiduciary relationship, such as living trust agreement or court order. Without documentation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
 * The date of the document governing the relationship except that the date of a trust created by a will need not be included in the description.
 * The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.

JOINT TENANTS WITH RIGHT OF SURVIVORSHIP

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS

Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Acts of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfer to Minors Act is "Unif Tran Min Act". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the North Carolina Uniform Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act, NC (use minor's social security number).

You may mail your completed Stock Order Form in the envelope that has been provided, or you may deliver your Stock Order Form to Anson Savings' office. In order to purchase stock in the Subscription Offering, your original Stock Order Form, properly completed, and payment in full (or withdrawal authorization) at the Subscription Price of $10.00 per share must be received by Anson Savings no later than 12:00 noon, North Carolina Time, on June 9, 1998, unless such date is extended, or your Stock Order Form will become void. Stock Order Forms shall be deemed received only upon actual receipt at a Anson Savings office.

If you need further assistance, please call the Stock Information Center at
(704) 694-6481. We will be pleased to help you with the completion of your Stock Order Form or answer any questions you may have.

ITEM INSTRUCTIONS
-----------------
ITEMS 1 AND 2--

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Subscription Price of $10.00 per share. The minimum purchase is 50 shares. The maximum purchase by (i) any person or entity or (ii) persons or entities exercising subscription rights through a single account or (iii) group of persons otherwise acting in concert is 10,000 shares. In addition, no person or entity, or group of persons acting in concert, together with any Associate (as defined in the Plan), may subscribe for more than 15,000 shares. Management has the right to increase or decrease these limits as permitted in the Plan of Holding Company Conversion.

Anson Bancorp, Inc. and Anson Savings Bank has the right to reject the order of any subscriber who (i) submits false or misleading information on a Stock Order Form or otherwise, (ii) attempts to purchase shares in violation of the Plan of Holding Company Conversion or applicable law or (iii) fails to cooperate with attempts to verify information with respect to purchase rights.

ITEM 3--

Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Anson Bancorp, Inc. Your funds will earn interest at the Anson Savings Bank's current passbook savings rate until the Conversion is completed or terminated. DO NOT MAIL CASH TO PURCHASE STOCK! PAYMENT MAY NOT BE MADE BY WIRE TRANSFER. Please check this box if your method of payment is by cash, check, bank draft or money order.


ITEM 4 AND 5--
If you pay for your stock by a withdrawal from a Anson Savings Bank deposit account, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. Your order will be rejected if, on the date your order is received, the accounts designated by you do not contain sufficient funds to complete your purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases.

ITEM 6--
a. Please check this box if you were a depositor of at least $50 at Anson Savings Bank on September 30, 1996 (the Eligibility Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

b. Please check this box if you were a depositor of at least $50 at Anson Savings Bank on March 31, 1998 (the Supplemental Eligibility Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

c. Please check this box if you were a depositor or loan customer of Anson Savings Bank on April 30, 1998, but were not an Eligible Account Holder or Supplemental Eligible Account Holder.

d. Please check this box is you are a permanent resident of Anson County, North Carolina.

ITEMS 7, 8 AND 9--
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your common stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security number or tax identification number and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide."

ITEM 10--
Please check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEMS 11 AND 12--
Please sign and date the Stock Order Form where indicated. Review the Stock Order Form carefully before you sign, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center. The Stock Information Center phone number is
(704) 694-6481.

                             [ARROW APPEARS HERE]

                            THIS IS YOUR PROXY CARD.

               YOU MAY RECEIVE MORE THAN ONE PACKET OF MATERIAL.

                     PLEASE VOTE ALL PROXY CARDS RECEIVED.

                A POSTAGE PRE-PAID ENVELOPE IS INCLUDED IN THIS
                          PACKET FOR YOUR CONVENIENCE.

                                           THANK YOU.